Exhibit 99.6

Unaudited Financial and Other Statistical Information for the Fourth Quarter and

Fiscal Year Ended February 28, 2003 and Guidance for Fiscal Year 2004

AZZ incorporated

Condensed Consolidated Statements of Income

(unaudited)

($ in Thousand except per share amount)

	Year Ended Feb. 28, 2003	4th Qtr. Ended Feb. 28, 2003
Net Sales	$183,370	$39,797
Costs and Expenses:
Cost of sales	145,051	32,294
Selling, general and administrative	20,553	4,744
Net (gain) loss on sales of property, plant and equipment	11	11
Interest expense	3,945	815
Other expense, net	(85)	(425)

	169,475	37,439

Income before income taxes	13,895	2,358

Income tax expense	5,280	939

Net income	$8,615	$1,419

Earnings per share:
Basic	$1.63	$.27

Diluted	$1.63	$.27

Exhibit 99.6

AZZ incorporated

Condensed Consolidated Balance Sheet

(unaudited)

($ in Thousand)

Assets:	Year Ended Feb. 28, 2003
Current assets:
Cash and cash equivalents	$1,984
Accounts receivable, net of allowance for doubtful accounts	28,886
Income tax receivable	402
Inventories	18,596
Costs and estimated earnings in excess of billings on uncompleted contracts	2,469
Deferred income taxes	1,914
Prepaid expenses and other	805

Total current assets	$55,056

Net property, plant, and equipment	36,612

Goodwill, less accumulated amortization	40,962

Other Assets	1,407

$134,037

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts Payable	$11,508
Accrued liabilties	13,163
Long-term debt due within one year	6,675

Total current liabilities	$31,346

Long-term debt due after one year	37,875

Deferred income taxes	1,407

Shareholders’ equity	63,409

$134,037

Exhibit 99.6

AZZ incorporated

Condensed Consolidated Statements of Cash Flows

(unaudited)

($ in Thousand)

Year Ended Feb. 28, 2003
Net cash provide by operating activities	$22,590

Net cash used in investing activities	(3,641)

Net cash provided by (used in) financing activities	(18,703)

Net increase in cash and cash equivalents	246

Cash and cash equivalents at beginning of year	1,738

Cash and cash equivalents at end of year	$1,984

Exhibit 99.6

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Information regarding operations and assets by segment is as follows:

	Year Ended Feb. 28, 2003	4th Qtr. Ended Feb. 28, 2003
Net sales:
Electrical and Industrial Products	$134,861	$28,340
Galvanizing Services	48,509	11,457

	$183,370	$39,797

Operating income (a):
Electrical and Industrial Products	$14,868	$2,772
Galvanizing Services	8,963	1,962

	23,831	4,734
General corporate expenses	5,869	1,562
Interest expense	3,945	815
Other (income) expense, net (b)	122	(1)

	9,936	2,376

Income before income taxes	$13,895	$2,358

Depreciation and amortization:
Electrical and Industrial Products	$2,709
Galvanizing Services	3,648
Corporate	704

	$7,061

Total assets:
Electrical and Industrial Products	$86,278
Galvanizing Services	44,036
Corporate	3,723

	$134,037

(a) Operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses and specifically identifiable selling expenses.

(b) Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.6

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Year Ended Feb. 28, 2003	Projected Year Ended Feb. 29, 2004
Net Sales:
Electrical and Industrial Products	$134,861	$98,000 to $106,000
Galvanizing Services	$48,509	$47,000 to $49,000

Total Sales	$183,370	$145,000 to $155,000

Diluted earnings per share	$1.63	$.95 to $1.05

Net Sales By Market Segment:
Power Generation	$54,500	$22,000
Transmission and Distribution	45,800	44,000
Industrial	83,100	84,000

Total Sales	$183,400	$150,000

Electrical and Industrial Products
Revenues By Industry:
Power Generation	36%	18%
Transmission and Distribution	34%	44%
Industrial	30%	38%

Galvanizing Services
Revenue By Industry:
Electrical and Telecommunication	21%	—
OEM’s	30%	—
Industrial	23%	—
Highway	3%	—
Petrochemical	23%	—

Operating Margins:
Electrical and Industrial Products	11%	10.5%
Galvanizing Services	18.5%	17.5%

EBITDA	$24,400	$19,000
Cash Provided By Operations	$22,600	$15,000
Capital Expenditures	$3,900	$5,000
Depreciation and Amortization	$7,100	$6,300

Exhibit 99.6

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Year Ended Feb. 28, 2003
Book to Ship Ratio:
2/28/02 Backlog	$85,300
Fiscal 2003 Bookings	$147,200
Fiscal 2003 Shipments	$183,400
2/28/03 Backlog	$49,100
Book to Ship Ratio	80.2%

Outstanding Accounts Receivable Days	60 Days